CONSENT OF INDEPENDENT AUDITORS

          We consent to the reference to our firm under the caption "Experts" in the Post-Effective Amendment No. 1 on Form S-3 to Form S-4 (Registration Statement No. 333-4743) and the related Prospectus of Olsten Corporation, and to the incorporation by reference therein of our report dated February 23, 1996, with respect to the consolidated financial statements and schedule of Quantum Health Resources, Inc. included in its Annual Report (Form 10-K), as amended, for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                              /s/  Ernst & Young



Indianapolis, Indiana
June 26, 1996